Exhibit 99.2

FREQUENTLY ASKED QUESTIONS (FAQs)

1.	What issues were resolved with today’s foreign exchange (FX) settlements?

•	JPMorgan Chase & Co., along with other major banks, reached settlements with the U.S. Department of Justice (“DOJ”) and the Federal Reserve (“Fed”) relating to wholesale foreign exchange activities.

•	Under the DOJ settlement, the firm agreed to plead guilty to a single violation of federal antitrust law and pay a fine of $550 million.

•	Under the Fed settlement, the firm agreed to the entry of a Consent Order and will pay a fine of $342 million.

2.	What conduct was cited in today’s settlements?

•	The antitrust violation referenced in the plea agreement arises principally from the conduct of one trader between July 2010 and January 2013. As set forth in the plea agreement, that trader, who has been dismissed from the firm, improperly communicated with traders from other institutions in an attempt to improperly influence prices in the U.S. Dollar/Euro spot market pairing. The DOJ has alleged that the JPMorgan trader was already a part of the conspiracy when he joined the firm in 2010.

3.	Why was JPMorgan Chase criminally charged?

•	JPMorgan Chase is being held responsible for the conduct of its employee, as are the other financial institutions settling with DOJ today.

•	This is consistent with the approach frequently taken by the DOJ’s Antitrust Division, which often resolves criminal matters through a guilty plea lodged at the parent/holding company level.

•	Senior management was not involved.

4.	Didn’t JPMorgan Chase already announce FX settlements?

•	Today’s settlements are in addition to agreements announced in November 2014 related to this matter. Those were with the U.K. Financial Conduct Authority, the U.S. Commodity Futures Trading Commission and the U.S. Office of the Comptroller of the Currency.

5.	Has JPMorgan Chase set aside money for today’s settlements?

•	Yes. The firm has previously reserved for today’s settlements.

6.	Is the trader cited in the charges still at the firm?

•	No. He was dismissed.

7.	Are there other FX related regulatory actions or litigation outstanding?

•	Today’s agreements wrap up some of the most significant FX inquiries, though as set forth in our most recent 10-Q, certain investigations remain ongoing.

8.	How will this guilty plea impact JPMorgan Chase businesses and the way we serve clients?

•	The firm is able to continue serving its clients, and does not anticipate future material constraints on its business activities.

•	We have been working with regulators to help ensure we have all necessary waivers and authorizations in place.

9.	How has JPMorgan Chase improved controls to ensure a similar issue could not happen again?

•	The firm has strengthened our controls over the past several years, including improving monitoring and surveillance; increasing training; adding staff; and limiting electronic chatroom participation.

10.	With this settlement, are JPMorgan Chase’s major legal issues largely behind it?

•	We have made significant progress resolving issues and improving controls. While we still face some significant litigation matters, which are detailed in our public filings, we expect litigation costs to normalize, or diminish, over time.

11.	Is JPMorgan Chase still committed to the foreign exchange (FX) business?

•	Yes. Foreign exchange is a core product for our global clients, and we remain firmly committed to it.

12.	Did the trader’s activity in the U.S. Dollar/Euro spot market pairing affect customers’ foreign exchange rates in that pairing?

•	The plea agreement does not allege a specific impact on rates.

13.	Will any of the settlement money go to customers?

•	This is a settlement between government agencies and JPMorgan Chase.

14.	The agreement describes other relevant conduct; what does that include?

•	The agreement contains a section called “Other Relevant Conduct” that describes certain other sales practices.

•	This conduct is not the basis for any criminal charge.

•	As part of the resolution with DOJ, and to ensure there are no ambiguities or misunderstandings with respect to our practices when acting as a dealer, on a principal basis, in the wholesale spot FX markets, we have agreed to provide a disclosure detailing those practices to spot FX customers and counterparties.

15.	What waivers have you secured and are there any areas in which you’re still uncertain as to whether you can continue your activities?

•	The firm is able to continue serving its clients, and does not anticipate future material constraints on its business activities.

•	We have been working with regulators to help ensure we have in place all necessary waivers and authorizations.

•	Specifically, we have received 3 waivers:

1.	First, the SEC granted us a waiver under Section 9 of the Investment Company Act. This waiver allows us to continue to act as an investment adviser and sub-adviser to U.S. mutual funds and exchange-traded funds.

2.	Second, the SEC also granted us a waiver related to our status as a Well Known Seasoned Issuer (“WKSI”).

3.	Third, we received a waiver from the SEC permitting us to continue to rely on the PSLRA safe harbor protection.

•	With respect to our status as a Qualified Professional Asset Manager (“QPAM”), we are in the process of applying to the Department of Labor to maintain our status. Today’s announcement does not affect our QPAM status; we continue to be eligible to service ERISA and IRA plans. We are committed to working closely with the Department of Labor to secure the necessary exemption. Other financial institutions have applied for and received similar QPAM relief in connection with plea agreements.